FINAL

                                                    NEWS RELEASE
                                                    FOR RELEASE IMMEDIATELY
                                                    Contact:  Paul Frenkiel, CFO
                                                    (215) 735-4422  ext. 5255

                          REPUBLIC FIRST BANCORP, INC.
                 REPORTS 263% INCREASE IN FIRST QUARTER EARNINGS

         Philadelphia, PA, April 20, 2005 - Republic First Bancorp, Inc. (NASDAQ:FRBK), the holding company for Republic First Bank (PA), today reported first quarter 2005 earnings from continuing operations of $2.1 million or $0.28 per diluted share. That compares with $585,000 or $0.08 for the comparable prior year period. The improvement in 2005 earnings reflected commercial loan and core deposit growth, increases in non-interest income and the payoff of the high cost Federal Home Loan Bank borrowings. Average commercial and construction loans grew in excess of 21% in first quarter 2005 compared to the comparable prior year period.

         Total shareholders' equity stood at $55.8 million with a book value per share of $7.72 at March 31, 2005. The Company remains well capitalized.

         Chairman Madonna stated: "Management and the Board are very pleased with the improvement in earnings and we believe the Bank is well situated to continue to increase profitability."

         Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation
(FDIC). The Bank provides diversified financial products through its eleven offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, Media, and Philadelphia, Pennsylvania.

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


                                      # # #






 Republic First Bancorp, Inc.
 Condensed Income Statement
 (Dollar amounts in thousands
     except per share data)
 (Unaudited)                                              Three Months Ended
                                                             March 31,
                                                          2005       2004 (1)
                                                       ---------    ---------

Net Interest Income                                    $   7,198    $   4,546
Provision for Loan Losses                                    703          699
Other Income                                               1,143          593
Other Expenses                                             4,471        3,602
Income Taxes                                               1,045          253
                                                       ---------    ---------
 Income From Continuing Operations                         2,122          585
                                                       ---------    ---------
 Income From Discontinued Operations, Net of Tax            --            928
Net Income                                             $   2,122    $   1,513

Diluted EPS From Continuing Operations                 $    0.28    $    0.08
Diluted EPS From Discontinued Operations, Net of Tax        --           0.12
                                                       ---------    ---------
Diluted EPS                                            $    0.28    $    0.20

Republic First Bancorp, Inc.
Condensed Balance Sheet
(Dollar amounts in thousands)


 Assets                                                 March 31,    March 31,
                                                          2005       2004 (2)
                                                       ---------    ---------
Federal Funds Sold and Other Interest Bearing Cash     $  68,697    $  69,276
Investment Securities                                     46,593       66,713
Commercial and Other Loans                               563,563      476,307
Allowance for Loan Losses                                 (6,713)      (7,336)
Other Assets                                              54,330       48,400
                                                       ---------    ---------

Total Assets                                           $ 726,470    $ 653,360
                                                       =========    =========

Liabilities and Shareholders' Equity:
Transaction Accounts                                   $ 396,966    $ 259,797
Time Deposit Accounts                                    225,777      189,708
FHLB Advances and Trust Preferred Securities              39,241      148,686
Other Liabilities                                          8,647        6,242
Shareholders' Equity                                      55,839       48,927
                                                       ---------    ---------
Total Liabilities and Shareholders' Equity             $ 726,470    $ 653,360
                                                       =========    =========


(1) Prior year EPS has been restated for the 10% stock dividend paid August 24, 2004.
(2) Prior year has been adjusted to exclude the First Bank of Delaware balance sheet, reflecting the spin off of that bank effective January 1, 2005.

Republic First Bancorp, Inc.
March 31, 2005
(Unaudited)


                                                                          At or For the
                                                                        Three Months Ended
                                                                 ---------------------------------
                                                                   March 31,          March 31,
Financial Data:                                                      2005             2004 (1)
                                                                 --------------      -------------

Return on average assets on continuing operations                        1.15 %           0.36 %

Return on average equity on continuing operations                       15.48 %           4.90 %

Share information:

Book value per share                                              $      7.72        $    6.81

Shares o/s at period end, net of Treasury shares                    7,235,000        7,187,000

Average diluted shares o/s                                          7,700,000        7,521,000



(1) Prior year amounts have been adjusted for the spin off of First Bank of Delaware effective January 1, 2005.

Republic First Bancorp, Inc.
(Dollars in thousands except per share data)
(Unaudited) Credit Quality Ratios:


                                      March 31,         March 31,
                                        2005            2004 (1)
                                     ---------         ---------

Non-accrual and loans accruing,
but past due 90 days or more         $   3,212         $   7,821

Restructured loans                        --                --
                                     ---------         ---------

Total non-performing loans               3,212             7,821

OREO                                       137               207
                                     ---------         ---------

Total non-performing assets          $   3,349         $   8,028
                                     =========         =========

Non-performing loans as
a percentage of total loans               0.57%             1.64%

Non-performing assets as
a percentage of total assets              0.46%             1.23%

Allowance for loan losses
to total loans                            1.19%             1.54%

Allowance for loan losses
to total non-performing loans           209.00%            93.80%



(1) Prior year has been adjusted to exclude the First Bank of Delaware loans, reflecting the spin off of that bank effective January 1, 2005.



Republic First Bancorp, Inc.
(Dollars in thousands )
(Unaudited)
                                                                       Quarter-to-Date
                                                                    Average Balance Sheet
                                                                --------------------------------

                                              Three months ended                              Three months ended
                                                March 31, 2005                                 March 31, 2004 (1)
                                     -------------------------------------           -----------------------------------

                                                                 Average                                      Average
Interest-Earning Assets:             Average                     Yield/              Average                  Yield/
                                     Balance        Interest     Cost                Balance       Interest   Cost
                                     -------------  ----------   ---------           ----------    ---------  ----------


Commercial and other loans              $ 567,247     $ 9,912        7.09 %          $ 469,872      $ 7,693        6.64 %

Investment securities                      48,779         444        3.64               68,012          575        3.43

Federal funds sold                         77,425         476        2.50               81,272          215        1.07
                                     -------------  ----------   ---------           ----------    ---------  ----------

Total interest-earning assets             693,451      10,832        6.33              619,156        8,483        5.56

Other assets                               43,694                                       37,389

Total assets                            $ 737,145     $10,832                        $ 656,545      $ 8,483
                                     =============  ==========                       ==========    =========

Interest-bearing liabilities:


Interest-bearing deposits               $ 512,341     $ 2,996        2.37 %          $ 371,702      $ 1,846        2.01 %

Borrowed funds                             68,336         638        3.79              154,355        2,091        5.50
                                     -------------  ----------   ---------           ----------    ---------  ----------


Interest-bearing liabilities              580,677       3,634        2.54              526,057        3,937        3.04
                                     -------------  ----------   ---------           ----------    ---------  ----------

Non-interest and
interest-bearing funding                  674,235       3,634        2.19              601,754        3,937        2.66


Other liabilities:                          8,077                                        6,992
                                     -------------                                   ----------

Total liabilities                         682,312                                      608,746
                                     -------------                                   ----------

Shareholder's equity                       54,833                                       47,799

Total liabilities &
shareholder's equity                    $ 737,145                                    $ 656,545
                                     =============                                   ==========

Net interest income                                   $ 7,198                                       $ 4,546
                                                    ==========                                     =========

Net interest margin                                                  4.20 %                                        2.97 %
                                                                 =========                                    ==========

(1) Prior year has been adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005
